EXHIBIT 99.5

CAPITAL BANK CORPORATION
BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the issuance of non-transferable rights (the “Subscription Rights”) to purchase shares of common stock, no par value per share (“Common Stock”), of Capital Bank Corporation (the “Company”) pursuant to a subscription rights offering (the “Rights Offering”) as described further in the Company’s prospectus dated [          ], 2011 (the “Prospectus”), the receipt of which is hereby acknowledged.

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by no later than 5:00 p.m., Eastern Standard time, on March 3, 2011, the last business day prior to the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of Capital Bank Corporation Subscription Rights Election Form.

CHECK THE APPLICABLE BOXES AND PROVIDE ALL
REQUIRED INFORMATION

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.
Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below:

	x	0.338267 =		x	$2.55 =	$

		(shares/right)			(price/share)
(no. of rights)			(no. of new shares)			(total required payment)

Form of payment:

•	Payment in the following amount is enclosed: $

•	Please deduct payment of $ from my (our) account maintained by you:

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

•	Confirm that after giving effect to the exercise of my Subscription Rights, I (we) will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 4.9% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus) (any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I (we) hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my (our) proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I (we) would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $2.55 per share subscription price and the closing price of the Common Stock on the NASDAQ Global Select Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I (we) agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone Number: